EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of

All Outstanding

9.875% Second-Priority Senior Secured Notes due 2018

(CUSIP No.                  and CUSIP No.                     )

In Exchange For

9.875% Second-Priority Senior Secured Notes due 2018

(CUSIP No.     )

of

QUALITY DISTRIBUTION, LLC and QD CAPITAL CORPORATION

Registered holders of outstanding 9.875% Second-Priority Senior Secured Notes due 2018 (the “Existing Notes”) who wish to tender their Existing Notes in exchange for a like principal amount of new 9.875% Second-Priority Senior Secured Notes due 2018, and whose Existing Notes are not immediately available or who cannot deliver their Existing Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to the Expiration Date (as defined below), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated                     , 2011 of Quality Distribution, LLC and QD Capital Corporation (the “Prospectus”).

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.:

For Delivery by Hand, Overnight Delivery, Registered or

Certified Mail:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Operations

Reorganization Unit

480 Washington Boulevard – 27th Floor

Jersey City, New Jersey 07310

By Facsimile Transmission

(for eligible institutions only):

(212) 298-1915

Corporate Trust Operations

Reorganization Unit

To Confirm by Telephone

or for Information Call:

(212) 815-5920

Corporate Trust Operations

Reorganization Unit

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders for exchange to Quality Distribution, LLC and QD Capital Corporation (the “Issuers”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2011 unless extended by the Issuers. The term “Expiration Date” shall mean 5:00 p.m., New York City time, on                     , 2011 unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

SIGNATURE

Date:
Date:
(Signature(s) of Holder(s) or Authorized Signatory)

Area Code and Telephone Number: ( ) -

Name(s):

(Please Print)

Capacity (full title), if signing in a fiduciary or representative capacity:

Address:

Taxpayer Identification or Social Security No.:

Aggregate Principal Amount of Existing Notes to be tendered for exchange:

$________________________

Certificate Number(s) of Existing Notes (if available):

Aggregate Principal Amount Represented by Certificate(s):

2

IF EXISTING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Transaction Number:

3

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:		Area Code and Telephone No.: ( ) -

Name:
(Authorized Signature)			(Please Type or Print)

Address:		Title:

Date:
(Zip Code)

NOTE: DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. EXISTING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

4